Exhibit 32.4

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Regency Centers, L.P. , hereby certify, based on my knowledge , that the Annual Report on Form 10-K of Regency Centers, L.P. for the year ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Regency Centers, L.P.

Date: February 14, 2020

/s/ Michael J. Mas
Michael J. Mas
Executive Vice President, Chief Financial Officer of Regency Centers Corporation, general partner of registrant